                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 21, 1994 relating to the consolidated financial statements of Acme Metals Incorporated, which appear in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 21, 1994, which appears on page 33 of Acme Metals Incorporated's 1993 Annual Report on Form 10-K, and the application of such report to the Financial Statement Schedules for the three years ended December 26, 1993 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data".

Price Waterhouse

June 10, 1994
Chicago, Illinois